Exhibit 4.7

AMENDMENT NO. 1 TO

LIMITED LIABILITY COMPANY AGREEMENT

OF

MARATHON PETROLEUM LOGISTICS OPERATIONS LLC

This Amendment No. 1, dated as of October 29, 2012 (this “Amendment”), to the Limited Liability Company Agreement of Marathon Petroleum Logistics Operations LLC, a Delaware limited liability company (the “Company”), dated as of March 19, 2012 (the “Agreement”), is being adopted pursuant to and in accordance with the provisions of the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq.) (the “Act”), and the Agreement. Capitalized terms used herein without definition have the respective meanings set forth in the Agreement.

W I T N E S S E T H

WHEREAS, the Company was heretofore formed as a limited liability company under the Act and is currently governed by the Agreement; and

WHEREAS, the undersigned is the sole member of the Company and desires to amend the Agreement as set forth herein.

NOW, THEREFORE, the undersigned does hereby amend the Agreement as follows and intends such amendment to be effective as of May 16, 2012:

1. The name of the Company is MPLX Operations LLC and all references in the Agreement to Marathon Petroleum Logistics Operations LLC are hereby replaced with MPLX Operations LLC.

2. This Amendment shall be binding upon, and shall inure to the benefit of, the party hereto and all other parties to the Agreement and their respective successors and assigns.

3. Except as hereby amended, the Agreement shall remain in full force and effect.

4. This Amendment shall be governed by, and interpreted in accordance with, the laws of the State of Delaware, all rights and remedies being governed by such laws without regard to principles of conflicts of laws.

5. Each provision of this Amendment shall be considered severable, and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Amendment that are valid, enforceable and legal.

6. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

Exhibit 4.7

IN WITNESS WHEREOF, the undersigned has caused this Amendment to be duly executed as of the day and year first above written.

MPL INVESTMENT LLC
Member

/s/ Garry L. Peiffer
Garry L. Peiffer
Member Representative